                                                                   EXHIBIT 10.23

                              WESTWOOD II AND III

                               TABLE OF CONTENTS

ARTICLE                                                            PAGE
-------                                                            ----
1.       LEASE OF PREMISES ........................................  1
2.       DEFINITIONS ..............................................  1
3.       EXHIBITS AND ADDENDA .....................................  2
4.       DELIVERY OF POSSESSION ...................................  3
5.       RENT .....................................................  3
6.       INTEREST AND LATE CHARGES ................................  4
7.       SECURITY DEPOSIT .........................................  4
8.       TENANTS USE OF THE PREMISES ..............................  4
9.       SERVICES AND UTILITIES ...................................  5
10.      CONDITION OF THE PREMISES ................................  5
11.      CONSTRUCTION, REPAIRS AND MAINTENANCE ....................  5
12.      ALTERATIONS AND ADDITIONS ................................  6
13.      LEASEHOLD IMPROVEMENTS; TENANTS PROPERTY .................  6
14.      RULES AND REGULATIONS ....................................  6
15.      CERTAIN RIGHTS RESERVED BY LANDLORD ......................  7
16.      ASSIGNMENT AND SUBLETTING ................................  7
17.      HOLDING OVER .............................................  8
18.      SURRENDER OF PREMISES ....................................  8
19.      DESTRUCTION OR DAMAGE ....................................  8
20.      EMINENT DOMAIN ...........................................  8
21.      INDEMNIFICATION ..........................................  9
22.      TENANT'S INSURANCE .......................................  9
23.      WAIVER OF SUBROGATION ....................................  9
24.      SUBORDINATION AND ATTORNMENT .............................  9
25.      TENANT ESTOPPEL CERTIFICATES .............................  10
26.      TRANSFER OF LANDLORD'S INTEREST ..........................  10
27.      DEFAULT ..................................................  10
28.      BROKERAGE FEES ...........................................  12
29.      NOTICES ..................................................  12
30.      GOVERNMENT ENERGY OR UTILITY CONTROLS ....................  12
31.                          ......................................  12
32.      QUIET ENJOYMENT ..........................................  12
33.      OBSERVANCE OF LAW ........................................  12
34.      FORCE MAJEURE ............................................  12
35.      CURING TENANT'S DEFAULTS .................................  12
36.      SIGN CONTROL .............................................  12
37.      HAZARDOUS SUBSTANCES .....................................  13
38.      PARKING ..................................................  13
39.      MISCELLANEOUS ............................................  14
40.      TRAFFIC CONTROL ..........................................  15
41.      WAIVER OF JURY TRIAL; WAIVER OF COUNTERCLAIMS ............  15
42.      FIRST OPPORTUNITY TO LEASE ADDITIONAL SPACE ..............  15
EXHIBIT "A" .......................................................  17
EXHIBIT "B" .......................................................  18
EXHIBIT "C" .......................................................  19

                                     Page i

                               TABLE OF CONTENTS

ARTICLE                                                            PAGE
-------                                                            ----
EXHIBIT "D" .....................................................    22
EXHIBIT "E" .....................................................    24
Rider to Lease ..................................................    25

                                    Page ii

                                WESTWOOD II & III

This Deed of Lease ("Lease") between COW HOLDINGS LIMITED, a Delaware corporation ("Landlord"), and TSCI Corporation, a Nevada corporation ("Tenant"), is dated, for reference purposes only, July 25, 1996.

1. LEASE OF PREMISES

In consideration of the Rent (as defined at Article 5) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown on the floor plan attached hereto as Exhibit "A", and further described at Section 2h. The Premises are located within the Building and Project described in Section 2i. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2f).

2. DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

         a.       Commencement Date: October 1, 1996.

         b. Expiration Date: September 30, 2001, unless otherwise sooner terminated in accordance with the provisions of this Lease.

         c. Term: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

         d.       Total Base Rent: $1,068,949.20.

         e.       Monthly Installments of Base Rent:

             Period                                                                  Monthly Base Rent
             ------                                                                  -----------------
             October 1, 1996 through and Including September 30, 1997                       $16,777.58
             October 1, 1997 through and including September 30, 1998                       $17,280.91
             October 1, 1998 through and including September 30, 1999                       $17,803.98
             October 1, 1999 through and including September 30, 2000                       $18,336.91
             October 1, 2000 through and including September 30, 2001                       $18,879.72

f. Common Areas: The Building lobbies, common corridors and hallways, restrooms, parking areas, stairways, and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

g. Parking: Tenant shall be permitted to park 41 cars on a non-exclusive basis in the area(s) designated by Landlord from time to time for parking. Parking space shall be designated by Landlord and shall be free of charge until September 30, 2001. Thereafter, parking spaces shall be rented on a monthly basis at the prevailing fee for parking charged in the marketplace, per space per month, and any parking tax charged in connection therewith, payable as Rent, in advance, on or before the first day of each calendar month of the Term.

h. Premises: That portion of the Building containing approximately 11,843 square feet of Rentable Area, shown on Exhibit "A", located in, and known as Westwood III, Suite 500.

i. Project: The building of which the Premises are a part (the "Building") located at 8603-8605 Westwood Center Drive, Vienna, Virginia 22182, and any other buildings or improvements on the real property (the "Property"), further depicted on Exhibit "B", and known as Westwood II & III.

j. Rentable Area: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------

Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

k. Security Deposit: $0.00.

l. Landlord's Mailing Address: Birtcher Property Services, 27611 La Paz Road, P.O. Box 30009, Laguna Niguel, California 92677, Attn: Asset Manager, Westwood II & III.

   With a copy to the Building Manager:

   Birtcher Property Services, 8605 Westwood Center Drive, Suite 206, Vienna, Virginia 22182.

   Tenant's Mailing Address: 8605 Westwood Center Drive, Suite 500, Vienna, Virginia 22182.

m. State: The Commonwealth of Virginia.

n. Tenant's Proportionate Share: The parties agree that Tenant's initial pro rata share is 11.30%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. If the area of the Premises, of the Building or of the Project change, Tenant's appropriate pro rata share shall be adjusted accordingly.

o. Base Year: The calendar year of 1996.

p. Tenant's Use Clause: Offices for object-oriented software products developer and provider.

q. Broker(s):

   Landlord's: Carey Winston Company

   Tenant's: Commercial Group Realty, Inc.

   In the event that Carey Winston Company represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

3. EXHIBITS AND ADDENDA

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a. Exhibit "A" - Floor Plan showing the Premises.
b. Exhibit "B" - Site Plan of the Project.
c. Exhibit "C" - Landlord's Work.
d. Exhibit "D" - Rules and Regulations.
e. Exhibit "E" - Base Operating Costs

                                                Landlord /s/ JF   Tenant /s/ PF
                                                         ------          ------

4.  DELIVERY OF POSSESSION

"Delivery of Possession" shall be deemed to occur on the date Landlord substantially completes Landlord's Work as defined in Exhibit "C". If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired. Rent shall be abated until delivery of possession, or until such time that possession would have been delivered were it not for Tenant's acts or omissions. If Landlord's failure to deliver possession of the Premises for reasons other than Tenant's acts or omissions continues more than one hundred twenty (120) days after the Commencement Date, Tenant shall have the right, upon written notice to Landlord, to terminate this Lease. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

5.  RENT

    5.1 Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. The monthly installments of Base Rent set forth at Section 2e shall be payable in advance on or before the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

    5.2  Project Operating Costs.

         a. Tenant agrees to pay Landlord as Rent, Tenant's Proportionate Share of all costs, expenses and obligations attributable to the Project and its operating, all as provided below.

         b. If, during any calendar year during the Term, Project Operating Costs, as estimated by Landlord, exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section 5.2b.

         (1) The term "Project Operating Costs" shall include all those items described in the following subparagraphs (a) and (b).

                  (a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments due and payable against the Building or Project, (ii) assessments or charges due and payable against the Building or Project by any redevelopment agency or any front foot benefit charges, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other lease, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. Project Operating Costs shall also include all costs incurred by Landlord in protesting the amount of real property taxes or assessments levied against the Building or Project, including without limitation, reasonable attorney's fees, so long as there is a reasonable expectation that the protesting of real property taxes or assessments will result in a reduction of amount of the real property taxes or assessments.

                  (b) Operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following: costs of (1) utilities; (2) supplies; (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance) for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project; (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair of overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market rental value of any on-site manager's office);
                  (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; (10) amortization of capital expenses (including financing costs)
                  (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord which can be shown to reasonably reduce Project Operating Costs; and (11) any other costs or expenses incurred by Landlord under this Lease in maintaining and operating the Building and Project in a prudent Manner and not otherwise reimbursed by tenants of the Project.

         (2) Tenant's Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

                  (a) Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year"), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses".

                  (b) To provide for current payments of Excess Expenses, Tenant shall pay as additional rent during each Comparison Year an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of Estimated Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Calendar Year.

                  (c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expense for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within thirty (30) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expense for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 5.2 shall survive the Expiration Date.

                  (d) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be prorated on a per diem basis.

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------

                      (e) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable time to inspect Landlord's accounting records at Landlord's accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than five percent (5%).

         5.3 Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person) as set forth in
                  Section 21, or at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

         5.4 Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions, to the extent legally permitted.

         5.5 Taxes Payable by Tenant. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful, to the extent legally permitted.

6.       INTEREST AND LATE CHARGES

         If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the lesser of fifteen percent (15%) per annum or the maximum rate then allowed by law. Tenant acknowledges that the late payment of Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, the second time and each time thereafter during the term of this Lease, and any extension(s) thereof, that any Rent is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such amount. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such non-payment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7.       SECURITY DEPOSIT

         Tenant agrees to deposit with Landlord the Security Deposit set forth at Section 2k upon execution of this Lease, as security for Tenant's faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

         If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited; Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 27 hereof. Within fifteen (15) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. If Landlord sells its interest in the Premises, Landlord may deliver this deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

8.       TENANT'S USE OF THE PREMISES

         Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by an governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

                                     Page 4



                                               Landlord  /s/ JF   Tenant /s/ PF
                                                         ------          ------

9.       SERVICES AND UTILITIES

         Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord in its sole discretion, and subject to the Rules and Regulations of the Building or Project, electricity for normal desktop office equipment and normal copying equipment, and heating, ventilation and air conditioning ("HVAC") as required in Landlord's judgment for the comfortable use and occupancy of the Premises. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord's charges therefor on demand. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Except for Landlord's gross negligence, Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in quantities that cause, produce or which individually produce more heat than customary for an office use in the Premises and the use of such equipment or machines affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

         Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electric current, except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electric current meter in the Premises to measure the amount of water or electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense.

         Tenant shall make arrangements with the telephone company and other public utilities for those other services desired by Tenant.

         Nothing contained in this Article shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

         Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, window washing, and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

10.      CONDITION OF THE PREMISES

         Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession of the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date and minor punchlist items of which Tenant gives Landlord notice within ten (10) days following the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or as described in Exhibit "C".

11.      CONSTRUCTION, REPAIRS AND MAINTENANCE

    a. Landlord's Obligations. Landlord shall maintain in good order, condition and repair the Building, Common Areas and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Project. Landlord shall furnish solely the following, the cost and expense of all which shall be included within the term Project Operating Costs as defined in Section 5.2:

         (1) Landlord shall cause cold water to be piped to the Project and to the Premises (if applicable);
         (2)      Landlord shall provide for trash removal from the Project;

         (3) Landlord shall cause removal of snow accumulations from the parking lot and sidewalks and cutting of the grass in the Common Areas designated pursuant to Section 11b hereof;

         (4) Landlord shall cause to be provided lighting for the exterior of the Project and of the Common Areas in the Project; and;

         (5) Landlord shall cause to be maintained, repaired and replaced, when necessary, the heating and air conditioning, water and all other mechanical equipment, systems and fixtures applicable to the Premises and the Common Areas whether located on the roof of the Premises or in the Premises. Landlord shall not be liable for damages, by abatement of rent or otherwise, for failure to furnish, or delay in furnishing, any one or more of the above, which failure or delay is caused, in whole or in part, by war, insurrection, civil disturbance, riots, acts of God, governmental action, repairs, improvements, alterations, strikes, lockouts or picketing (whether legal or illegal), inability to obtain electricity, fuel or supplies, accidents, casualties, acts caused directly or indirectly by Tenant (or Tenant's agents, representatives, employees, licensees or invitees) any other act or cause beyond the reasonable control of Landlord. Any such failure or delay in furnishing the above shall be without any liability of Landlord to Tenant and shall not be deemed to be an eviction or disturbance in any manner of Tenant's use and possession of the Premises or relieve Tenant from its obligation to pay all Rent when due, or from any other obligation hereunder.

    b. Common Areas. Tenant, its employees, agents and invitees, shall have the nonexclusive right in common with Landlord and other tenants of the Building or Project, and their respective employees, agents and invitees, to the use of any and all driveways, common parking areas and other common areas that may be designated by Landlord. Such use shall be subject to the rules and regulations of the Landlord, and Tenant shall not obstruct or store anything into any Common Area or allow any objectionable noises or odors to emit from the Premises, or create or maintain a nuisance in any Common Area, or shall not distribute, solicit or canvass any occupants of the Building or Project.

    c.   Tenant's Obligations.

         (1) Except for services furnished by Landlord pursuant to Article 9 hereof, Tenant at Tenant's sole expense shall maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, building standard furnishings and special items and equipment installed by or at the expense of Tenant.

         (2) Tenant shall be responsible for all repairs, replacements, renewals, improvements or alterations, in and to the Premises, Building and Project and the facilities and systems thereof, normal wear and tear excepted, the need for which arises out of (i) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant's Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

         (3) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------
                  reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest from the date of such work, at the lesser of fifteen percent (15%) per annum or the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

         d. Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein. Landlord shall be responsible for compliance with the requirements of Title
                  III of the Americans with Disabilities Act of 1990 with respect to physical accessibility to, within and about the Building and Project of which the Premises are a part. Tenant shall be responsible for said compliance with the Premises, after the Commencement Date.

         e. Waiver by Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

         f. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

         g. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

         h. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

12.      ALTERATIONS AND ADDITIONS

         a. Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld and may be conditioned on Tenant's removing any such additions, alterations or improvements upon Landlord's election at or before the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that any such work be performed by Landlord's contractor, in which case the cost of such work shall be paid for before commencement of the work. Notwithstanding the foregoing Tenant's obligation to Landlord's contractor shall not be greater than it would have been to a qualified contractor selected through a competitive bidding process. Tenant shall pay to Landlord upon completion of any such work by Landlord's contractor, an administrative fee of fifteen percent (15%) of the cost of the work. Landlord's review of any plans and specifications or consent to additions, alterations or improvements shall not be construed as a warranty or certification that such plans and specifications or such additions, alterations or improvements are adequate for any purpose or comply with applicable laws, ordinances, or regulations, nor shall Landlord's approval or consent relieve Tenant from the obligation of complying with such applicable laws, ordinances and regulations.



        b. Tenant shall pay the costs of any work done on the Premises pursuant to Section 12a, and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

                  Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

         c. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of all liens.

         d.       Unless their removal is required by Landlord as provided in
                  Section 12a, additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

13.      LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY

         a. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Sections 12, 12d or 13b.

         b. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14.      RULES AND REGULATIONS

     Tenant agrees to comply with (and cause its agents, contractors employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.



                                  Landlord  /s/ JF   Tenant  /s/ PF
                                           -------           ------

15.      CERTAIN RIGHTS RESERVED BY LANDLORD

         Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant's use or possession of the Premises;

    a. To name the Building and Project and to change the name or street address of the Building or Project;

    b. To install and maintain all signs on the exterior and interior of the Building and Project;

    c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

    d. At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, to prospective tenants, or to others having an interest in the Project or Landlord; and

    e. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls on other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its good faith reasonable efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16.      ASSIGNMENT AND SUBLETTING

         No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

    a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

    b. If at any time or from time to time during the term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. Subject to the other provision in this Article 16, if Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

         (1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

         (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

         (3) No assignment or sublease shall be valid and no assignee or subleasee shall take possession of the Premises until an executed counterpart of such assignment or sublease in such form as may be required by Landlord has been delivered to Landlord;

         (4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

         (5) Fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums of which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to the portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting and any Tenant improvement costs, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder;

         (6) Tenant shall not then be in default beyond the time herein provided, if any, to cure such default; and

         (7) Tenant shall be prohibited from negotiating with a person or entity with whom Landlord is then negotiating to lease space in the Building or Project, including any existing tenant in the Building or Project with whom Landlord is then negotiating to lease additional or expansion space in the Building or Project, unless otherwise agreed to by Landlord at that time.

    c. Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (I) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

    d. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or subletting or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

    e. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and 00/100 Dollars ($150.00) plus and reasonable attorneys' fees attributable to any such assignment or subletting incurred by Landlord in connection with such act or request.

    f. Any transfer, by operation of law or otherwise, of Tenant's interest in this Lease (in whole or in part) or of a fifty percent (50%) or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this Lease within the meaning of this
         Section 16. The issuance of shares of stock to other than the existing shareholders is deemed to be a transfer of that stock for the purposes of this Section 16. If, during the Term of this Lease, there is a transfer of less than a fifty percent (50%) interest in Tenant, then any other transfer of an interest in Tenant which, when added to the total percentage interest previously transferred, totals a transfer of greater than a fifty percent (50%) interest in Tenant shall be deemed an assignment of Tenant's interest in this Lease within the meaning of this Article 16.

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------

17. HOLDING OVER

    If Tenant shall, with the knowledge and consent of Landlord, continue to remain in the Premises after the Expiration Date, then and in that event, Tenant shall, by virtue of this Article 17 become a tenant by the month at the rental per month agreed upon by Landlord and Tenant to be paid therefor (or, failing such agreement, one hundred fifty percent (150%) of the Monthly Installments of Base Rent in effect immediately prior to the Expiration
    Date), commencing said monthly tenancy with the first (1st) day after the Expiration Date. In such event, Tenant shall deliver to Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, except in the event of nonpayment of rent in advance or of the breach of any other covenant by Tenant, IN WHICH EVENT TENANT SHALL NOT BE ENTITLED TO ANY NOTICE TO QUIT, THE USUAL THIRTY (30) DAYS' NOTICE TO QUIT BEING HEREBY EXPRESSLY WAIVED. In the event that Tenant shall hold over after the Expiration Date without Landlord's knowledge or consent, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia, TENANT HEREBY WAIVING ANY NOTICE TO QUIT; provided, however, that (i) Tenant shall pay Landlord a fair rental value (but not as rent) equal to two and one half (2.5) times the greater of the fair market value rent for the Premises or the Monthly Installment of Base Rent plus all Additional Rent payable for the last month of the Term, for each month or portion thereof that Tenant remains in possession following the Expiration Date, and (ii) Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities or damages resulting from Tenant's failure to surrender possession of the Premises on the Expiration Date (including, but not limited to, any and all claims made by any succeeding tenant).

18. SURRENDER OF PREMISES

    a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, or upon earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

    b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

19. DESTRUCTION OR DAMAGE

    a. If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements of other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within ninety (90) days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

    b. If in Landlord's opinion, such repairs to the Premises or portion of the building necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

    c. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

    d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and building standard work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

    e. If the damage to the Premises occurs during the last six (6) months of the Lease Term, Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after the date of the casualty event. In the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired. Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of such partial damage to the Premises during the last six (6) months of the term of this Lease. If Tenant duly exercises such option during said twenty (20) day period, Landlord shall, at Landlord's expense, repair such damage, but not Tenant's fixtures, equipment or Tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during said twenty (20) day period, then Landlord may at Landlord's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Tenant of Landlord's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of the option to the contrary.

    f.   Landlord and Tenant hereby acknowledge that the provisions of this
         Article 19 are intended to be the sole and exclusive provisions applicable in the event of any fire, casualty or unavoidable accident to the Premises or the Building, and that the same are provided in lieu of the operation of Virginia Code Ann. sec. 55-226 (as the same may be amended and any successor provision thereto).

20. EMINENT DOMAIN

    a. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

    b. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) which compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.



                                      Landlord   /s/  JF       Tenant /s/ PF
                                                 -----------          ----------

    c. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of building standard work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.

21.      INDEMNIFICATION

    a. To the extent permitted by applicable law, Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on, or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (3) any negligent or tortuous act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend

         Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause to the extent permitted by law. The provisions of this Section 21a shall survive the expiration or sooner termination of this Lease.

    b. Landlord, except for Landlord's gross negligence, shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, and the like whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22.               TENANT'S INSURANCE

    a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgage of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement,
         (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty
         (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable, except after twenty (20) days' written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a ten percent (10%) handling charge (to cover Landlord's administration and handling of said policy), payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required to this Lease.

    b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under
         (ii) above shall be paid to Tenant.

    c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage including blanket contractual liability coverage and tenant's legal liability coverage, for not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury, death and property damage liability.

23.      WAIVER OF SUBROGATION

         Landlord and Tenant each hereby agree to exercise all reasonable commercial diligence to have included in each of its hazard insurance policies (insuring the Building and Landlord's personal property therein, in the case of Landlord, and insuring the Tenant's personal property and the Leasehold Improvements in the Premises, in the case of Tenant, against loss, damage or destruction by fire or other casualty therein covered) a waiver of the insurer's right of subrogation against the other party, or, if such waiver should be unobtainable or unenforceable, (i) and express agreement that such policy shall not be invalidated if the insured waives, before the casualty, the right of recovery against any party responsible for a casualty covered by the policy or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable (A) without additional charge, or (B) at all, the insured party shall so notify the other party promptly after learning thereof. In the first such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy.

         Landlord and Tenant each hereby release the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to the releasing party's property occurring during the Term of this Lease to the extent to which the releasing party is insured and receives proceeds under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in the preceding paragraph. If, notwithstanding the recovery of insurance proceeds by either party for such loss, damage or destruction of its property, the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment, then (provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected) the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Nothing contained in this paragraph shall relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of Rent provided for elsewhere in this Lease.

4.       SUBORDINATION AND ATTORNMENT

         This Lease is and shall be subject and subordinate to the lien of any mortgage (which term "mortgage" shall include both construction and permanent financing and shall include deeds of trust, ground leases and similar security agreements) which may now or hereafter encumber or otherwise affect the land and Building of which the Premises form a part, or Landlord's leasehold interest therein), and to all and any renewals, extensions, modifications, recastings or refinancing thereof; provided, however, that Landlord's mortgagee may elect, at its sole election, that any mortgage held by such mortgagee shall be subordinate, in whole or in part, to this Lease.

                                               Landlord /s/ JF   Tenant /s/ PF
                                                       --------         ------

         Within ten (10) days after written request of Landlord, or any mortgagee or deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any mortgage or deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor or Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

         In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of a lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

25.      TENANT ESTOPPEL CERTIFICATES

         Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified, and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default, and (e) such other matters relating to this Lease as Landlord shall request. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance.

26.      TRANSFER OF LANDLORD'S INTEREST

         In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27.      DEFAULT

    27.1 Events of Default. The occurrence of any one or more of the following matters constitutes a Default by Tenant under this Lease:

         a. Failure by Tenant to pay any Rent or any other moneys required to be paid by Tenant under this Lease within five (5) business days after written notice such payment is due and payable;

         b. Failure by Tenant to observe or perform any of the covenants with respect to assignment and subletting set forth in Article 16;

         c. Failure by Tenant to comply with Tenant's obligations set forth in Article 37;

         d. Failure by Tenant to cure, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease;

         e. Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after notice thereof from Landlord to Tenant;

         f. The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant, or the filing or creation of a lien with respect to such leasehold interest, which lien shall not be released or discharged within ten (10) days from the date of such filing;

         g. Tenant vacates or abandons the Premises or fails to take possession of the Premises when available for occupancy (the transfer of a substantial part of the operations, business and personnel of Tenant to some other location being deemed, without limiting the meaning of the term "vacates or abandons", to be a vacation or abandonment within the meaning of this clause g), whether or not Tenant thereafter continues to pay Rent due under this Lease;

         h. Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the substantial part of its property;

         i. A trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within sixty (60) days after such appointment; or

         j. Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law, or similar law for the relief of debtors, is instituted (i) by Tenant or (ii) against Tenant and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution.

    27.2 Rights and Remedies of Landlord. If a Default occurs Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

         a. Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

         b. Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

         c. Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

         d. Landlord's rights and remedies hereunder are cumulative. In the event of a breach by Tenant, Landlord shall have all rights and remedies provided by law.

    27.3 Right to Re-Enter. If Landlord exercises either of the remedies provided in Sections 27.2a or b, Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed guilty in any manner of trespass,

                                    Page 10


                                               Landlord /s/ JF   Tenant  /s/ PF
                                                        ------           ------
          eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

    27.4 Current Damages. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord shall determine and may collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord's expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of re-entry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and any other charges) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

    27.5 Final Damages. In the event the Landlord shall elect to terminate this Lease pursuant to Section 27.2, Landlord shall have the option, to be exercised in Landlord's sole discretion, to require Tenant to pay Landlord, in lieu of the sums set forth in the preceding Section 27.4, the sum of (a) all accrued and unpaid Rent as of the date of such termination (together with interest and late charges thereon in the amounts specified herein), plus (b) the amount of the Security Deposit then held by Landlord (if any), plus (c) the present value (based on a discount rate equal to the then-current average yield on Treasury bonds maturing at approximately the same time as the Expiration Date) of the aggregate of the Monthly Installments of Base Rent and Additional Rent (as estimated by Landlord acting reasonably, giving effect to any provisions hereof for the increase in Monthly Installments of Base Rent) for the eighteen (18) month period commencing on the date following such termination (or, if less than eighteen (18) months remain in the Term, the aggregate of Landlord's reasonable estimate of the Monthly Installments of Base Rent and Additional Rent for the remainder of the Term), in one lump sum, said sum being the parties' reasonable estimation of the damages which Landlord will suffer as a result of Tenant's breach (including the loss of rents, the costs of reletting, and the rent concessions which Landlord would have to incur as a consequence thereof) as of the date hereof. Tenant shall pay to Landlord the foregoing sum immediately upon delivery to it of Landlord's notice of the foregoing election. Landlord and Tenant hereby acknowledge and agree that the foregoing sum represents an enforceable liquidated damages remedy, and does not (and in no event shall be deemed to) constitute a penalty, the parties hereby further acknowledging that, in light of the size of the Premises, Landlord is likely to encounter a substantial and prolonged period of vacancy, and substantial brokerage fees and other costs and expenses in connection with any attempt to relet the Premises following a termination of this Lease.

    27.6 Anticipatory Breach. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein.

    27.7 Removal of Personal Property. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

    27.8 Attorneys' Fees. Tenant shall pay all of Landlord's costs, charges and expenses, including court costs and reasonable attorneys' fees, incurred in enforcing Tenant's obligations under this Lease, incurred by Landlord in any action brought by Tenant in which Landlord is the prevailing party, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned. For purposes of the foregoing sentence, Landlord shall be deemed to be the prevailing party in any action brought by Tenant if, upon resolution of the action (whether by voluntary withdrawal by Tenant, unilateral action, mutual settlement, dismissal or judgment), Tenant has failed in any material respect to obtain all relief sought by Tenant in such action; provided that Landlord shall in all events be deemed to be the prevailing party in any action in which Landlord is granted a judgment for possession of the Premises. In any such events Landlord shall be entitled to recover one hundred percent (100%) of its legal fees incurred in such action, notwithstanding that Landlord has not prevailed on one hundred percent (100%) of its claims in such action.

    27.9 Assumption or Rejection in Bankruptcy. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant. Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

    27.10 Default Under Other Leases. If the term of any lease, other than this Lease, for any space in the Project under which Tenant is now or hereafter the tenant, shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 27.2.

    27.11 WAIVER OF TENANT'S RIGHT OF REDEMPTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, TENANT HEREBY WAIVES ANY AND ALL RIGHTS OF REDEMPTION AND RIGHTS TO CURE ANY DEFAULT HEREUNDER (HOWSOEVER DENOMINATED) NOW OR HEREAFTER GRANTED TO TENANT PURSUANT TO APPLICABLE LAW. NO ACCEPTANCE BY LANDLORD OF ANY MONIES OWED BY TENANT TO LANDLORD SHALL CONSTITUTE A WAIVER OF THE PROVISIONS OF THIS ARTICLE 27, NOR SHALL ANY REFUSAL BY LANDLORD TO ACCEPT ANY TENDER BY TENANT OF ANY SUMS OWED BY TENANT TO LANDLORD, IN CONNECTION WITH ANY PURPORTED EXERCISE OF ANY RIGHT OF REDEMPTION OR RIGHT TO CURE TO WHICH TENANT WOULD OTHERWISE BE ENTITLED, CONSTITUTE A TERMINATION OF THIS LEASE OR A RELEASE OF TENANT FROM ANY LIABILITY HEREUNDER.

    27.12 CERTAIN WAIVERS. EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE AND EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY PURSUANT TO APPLICABLE LAW, TENANT HEREBY EXPRESSLY WAIVES THE SERVICE OF ANY NOTICE TO CURE OR VACATE OR TO QUIT THE PREMISES AND WAIVES THE SERVICE OF ANY OTHER NOTICE OR DEMAND PRESCRIBED BY ANY CURRENT OR FUTURE STATUTE OR OTHER APPLICABLE LAW.

    27.13 Landlord's Default. It is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real,

                                    Page 11  Landlord /s/  JF   Tenant /s/  PF
                                                      -------          -------
         personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease, except as otherwise specifically provided herein.

28.      BROKERAGE FEES

         Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except those noted in Section 2pq. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any alleged act of Tenant.

29.      NOTICES

         All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

         Landlord hereby designates Edward R. Parker, whose address in the Commonwealth of Virginia is 5511 Staples Mill Road, Richmond, Virginia 23228 as Landlord's agent for the purpose of service of any process, notice, order or demand required or permitted by law to be served upon Landlord; provided, however, that any such notice, order or demand required or permitted by law to be served upon Landlord shall in addition be served to Landlord in accordance with the first sentence of this Article 29.

30.      GOVERNMENT ENERGY OR UTILITY CONTROLS

         In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

32.      QUIET ENJOYMENT

         Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33.      OBSERVANCE OF LAW

         Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34.      FORCE MAJEURE

         Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35.      CURING TENANT'S DEFAULTS

         If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36.      SIGN CONTROL

         Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder payable within ten (10) days of written demand by Landlord.

                                    Page 12  Landlord /s/ JF    Tenant /s/  PF
                                                      --------         --------

37. HAZARDOUS SUBSTANCES

    37.1 Defined Terms.

         a. "Claim" shall mean and include any demand, cause of action, proceeding or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) the costs of site investigations, feasibility studies, information requests, health or risk assessments, or Response (as hereinafter defined) actions, and (iii) enforcing insurance, contribution or indemnification agreements.

         b. "Environmental Laws" shall mean and include all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C.
                  Section 1251 et seq.; and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C., Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 3001 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and state superlien and environmental clean-up statutes, with implementing regulations and guidelines, as amended from time to time. Environmental Laws shall also include all state, regional, county, municipal and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined).

         c. "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under the TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard
                  Communication Standard, 29 C.F.R. Section 1910.1200 et seq., and industrial process and pollution control wastes, whether or not hazardous within the meaning of RCRA; any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect render it subject to federal, state or local regulation, investigation, remediation, or removal as potentially injurious to public health or welfare.

         d. "Use" means to manage, generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of, or abandon Hazardous Materials.

         e. "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

         f. "Response" or "Respond" shall mean action taken in compliance with Environmental Laws to correct, remove, remediate, cleanup, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

    37.2 Tenant's Obligations with Respect to Environmental Matters. During the term of this Lease, (a) Tenant shall comply at its own cost with all Environmental Laws; (b) Tenant shall not Use, or authorize the Use of, any Hazardous Materials on the Premises, including installation of any underground storage tanks, without prior written disclosure to and approval by the Landlord, except for small quantities ordinarily used by office tenants in ordinary office equipment, such as copying machines, typewriters and personal computers; but only to the extent permitted by law; (c) Tenant shall not take any action that would subject the Premises to permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (d) Tenant shall not dispose of Hazardous Materials in dumpsters provided by Landlord for tenant use; (e) Tenant shall not discharge Hazardous Materials into Project drains or sewers; (f) Tenant shall not cause or allow the Release of any Hazardous Materials on, to, or from the Project; and (g) Tenant shall arrange at its own cost for the lawful transportation and off-site disposal of all Hazardous Materials that it generates.

    37.3 Copies of Notices. During the term of this Lease, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, or other federal, state or local agency or authority, or any other entity or individual, concerning (a) any Release of a Hazardous Material on, to or from the Premises; (b) the imposition of any lien on the Premises; or (c) any alleged violation of or responsibility under Environmental Laws. Landlord and Landlord's beneficiaries, agents and employees shall have the right to enter the Premises and conduct appropriate inspections or tests in order to determine Tenant's compliance with Environmental Laws.

    37.4 Tests and Reports. Upon written request by Landlord, Tenant shall provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other applicable documents to demonstrate that Tenant complies with all Environmental Laws relating to the Premises.

    37.5 Tenant's Obligation to Respond. If Tenant's Use of Hazardous Materials at the Premises (a) gives rise to liability or to a Claim under any Environmental Law, (b) causes a significant public health effect, or
         (c) creates a nuisance, Tenant shall promptly take all applicable action in Response.

    37.6 Indemnification. Tenant shall indemnify, defend, and hold harmless Landlord, its beneficiaries, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, representatives partners, officers, directors and employees from and against any and all Claims arising from or attributable to any breach by Tenant of any of its warranties, representations or covenants in this Article. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

38. PARKING

    a. Parking Rules and Regulations. Tenant shall observe and abide by all parking rules and regulations created or imposed from time to time by Landlord. If Tenant commits, permits or allows any activity prohibited by the rules and regulations, Landlord shall have the right, without notice and in addition to any other available rights and remedies, to remove, tow or physically incapacitate the vehicle involved at Tenant's cost and expense, payable immediately upon demand.

    b. Changes by Landlord. Landlord reserves the right in its sole discretion to change or alter the parking, its layout or access thereto, and to restrict, expand or reduce the number or size of the parking spaces.

    c. Waiver and Release. The right to park granted hereunder is solely for the convenience and accommodation of Tenant, and does not constitute a bailment or create the relationship of bailor and bailee. Tenant waives and releases Landlord from any responsibility or liability for loss or damage to any person or property respecting use of the parking by Tenant, its employees or invitees.

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------

39.      MISCELLANEOUS

    a. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest Rent due, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

    b. Addenda. If any provision contained in a Rider to this Lease is inconsistent with any other provision herein, the provision contained in the Rider shall control, unless otherwise provided in the Rider.

    c. Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding. For purposes of the foregoing sentence, the "finally prevailing party" shall be deemed to be the party which, upon resolution of the action (whether by voluntary withdrawal, unilateral action, mutual settlement, dismissal or judgment), has obtained substantially the relief sought by such party in such action; provided that, Landlord shall in all events be deemed to be the finally prevailing party in any action in which Landlord is granted a judgment for possession of the Premises. In all events the finally prevailing party shall be entitled to recover one hundred percent (100%) of its legal fees incurred in such action, notwithstanding that such party has not prevailed on one hundred percent (100%) of its claims in such action.

    d. Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

    e. Changes Requested by Lender. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

    f. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to the conflict of Laws principles thereof.

    g. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc. Additionally, unless otherwise specifically provided herein, Landlord may grant or refuse its consent to any item in its sole discretion.

    h. Authority. If Tenant is a corporation or partnership, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

    i. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

    j. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

    k. Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, Tenant's audited annual report(s) unless Tenant is in default of this Lease, in which event Tenant shall furnish Landlord with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

    l. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

    m. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

    n. Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties of their respective successors in interest.

    o. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

    p. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect. In the event that any material provision (or any material part of any provision) contained in this Lease shall for any reason be held to be invalid, unlawful or unenforceable in any respect, Landlord and Tenant shall, at Landlord's election, amend this Lease so as to render every provision hereby fully valid, lawful and enforceable in all respect, and so as to result in a revised lease with equivalent economic and legal substance as if no provision or portion of this Lease had been declared invalid, unlawful or unenforceable.

    q. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

    r.   Time of the Essence. Time is of the essence of the Lease.

    s. Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy to be construed as a waiver of such default.

         The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default.

                                              Landlord /s/ JF  Tenant /s/ PF
                                                      -------         ------

         No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

         Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

         Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

40.      TRAFFIC CONTROL

         Pursuant to Statement of Conditions FDP 82-C-056 imposed by the County of Fairfax, Tenant agrees as follows:

    a. Tenant will engage in a program which will encourage ride-sharing and other measures designed to reduce peak-hour traffic generated by the development. Included within such provisions will be the following options:

    1. That the Tenant establish, either individually or in common with other tenants within the development, a formal ride-sharing program whereby an employee(s) will be designated as a car-pool coordinator to work with fellow employees and the Fairfax County ride-sharing coordinator to actively encourage employees to participate in ride-sharing. Also, that Tenant provide distribution of public transit information.

    2. That Tenant give consideration to active participation in the establishment and maintenance of a vanpooling program for its employees.

    3. That Tenant give consideration to establishing and maintaining a system of flexible or staggered work hours.

41.      WAIVER OF JURY TRIAL; WAIVER OF COUNTERCLAIMS

         IN CONSIDERATION OF THE RECIPROCAL WAIVER GRANTED BY THE OTHER PARTY PURSUANT TO THIS ARTICLE 41, EACH OF LANDLORD AND TENANT HEREBY (I) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (II) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH RESPECT TO EACH AND EVERY ACTION, CLAIM, COUNTERCLAIM, PROCEEDING OR SUIT IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES OR TAKE ADVERSE POSITIONS. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE, INCLUDING, BUT NOT LIMITED TO, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER LANDLORD OR TENANT ON, OR IN RESPECT OF, ANY MATTER OR CLAIM WHATSOEVER, WHETHER SOUNDING IN TORT OR CONTRACT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PREMISES OR THIS LEASE (INCLUDING, BUT NOT LIMITED TO, ANY CHALLENGE TO THE VALIDITY AND/OR EFFECTIVENESS OF THE LEASE IN WHICH THIS JURY TRIAL WAIVER APPEARS OR TO THE VALIDITY OR EFFECTIVENESS OF THIS JURY TRIAL WAIVER, WHETHER BY CLAIM OR FRAUD IN THE FACTUM OR IN THE INDUCEMENT, INTENTIONAL OR NEGLIGENT MISREPRESENTATION, DECEIT, OR OTHERWISE), THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF PERSONAL OR PROPERTY INJURY OR DAMAGE, OR ANY STATUTORY REMEDY. EACH PARTY HERETO IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS LEASE PROVISION TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE HEREIN CONTAINED WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF LANDLORD AND TENANT HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY HERETO (NOR THEIR RESPECTIVE COUNSEL) HAS REPRESENTED TO THE OTHER, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BY INITIALING WHERE INDICATED BELOW, LANDLORD AND TENANT EACH ACKNOWLEDGE THAT (I) THEY ARE FULLY AWARE OF THE EXISTENCE OF THIS JURY TRIAL WAIVER, (II) THEY HAVE READ AND FULLY REVIEWED THIS JURY TRIAL WAIVER, (III) THEY HAVE HAD A REASONABLE OPPORTUNITY TO REVIEW THIS JURY TRIAL WAIVER WITH COUNSEL OF THEIR RESPECTIVE CHOICE, AND (IV) THIS JURY TRIAL WAIVER CONSTITUTES AN INDEPENDENT AGREEMENT AND COVENANT OF LANDLORD AND TENANT WHICH SHALL SURVIVE (A) THE INVALIDATION OF ALL OR ANY PORTION OF THE REMAINDER OF THE DEED OF LEASE IN WHICH THIS JURY TRIAL WAIVER APPEARS, OR (B) THE EXPIRATION OR SOONER TERMINATION OF THE DEED OF LEASE IN WHICH THIS JURY TRIAL WAIVER APPEARS.

TENANT'S INITIALS /s/ PF               LANDLORD'S INITIALS  /s/ JF
                 -------------------                        -------------------

         TENANT FURTHER AGREES NOT TO INSTITUTE, ASSERT, RAISE OR INTERPOSE ANY NON-COMPULSORY CLAIM, DEFENSE OR COUNTERCLAIM IN ANY ACTION OR PROCEEDING INSTITUTED BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES OR TO COLLECT RENT DUE HEREUNDER. TENANT HEREBY REPRESENTS AND ACKNOWLEDGES THAT NEITHER LANDLORD, NOR ANY AGENT OF LANDLORD (INCLUDING LANDLORD'S ATTORNEYS), HAS REPRESENTED OR OTHERWISE INDICATED THAT LANDLORD WILL NOT SEEK TO ENFORCE THIS WAIVER OF NON-COMPULSORY COUNTERCLAIMS UNDER ANY CIRCUMSTANCES WHATSOEVER.

42.      FIRST OPPORTUNITY TO LEASE ADDITIONAL SPACE.

    a. Provided Tenant is not in default and has performed all of its obligations hereunder, Tenant shall have the first opportunity to lease such other space located in Suites 501 on the fifth floor of the Building as it becomes available for leasing ("First Opportunity") for a term coterminous with this Lease at the following rental rates:

                Period                                                         Rentable Per Sq. Ft. Per Yr. Rental Rate
                ------                                                         ----------------------------------------
                October 1, 1996 through and including September 30, 1997                         $17.00
                October 1, 1997 through and including September 30, 1998                         $17.51
                October 1, 1998 through and including September 30, 1999                         $18.04
                October 1, 1999 through and including September 30, 2000                         $18.58
                October 1, 2000 through and including September 30, 2001                         $19.13

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------

    b. Landlord will provide Tenant an improvement allowance only for the construction of building standard tenant improvements within the additional space leased in an amount calculated using the following formula:

         $7.00 x Usable Square Feet x   Number of months prior to July 31, 2001,
                                        beginning the next month of additional
                                        space after Landlord notifies Tenant
                                        that the additional space is available
                                        for lease.

    c. Upon notification in writing by Landlord that such space is available, Tenant shall have ten (10) business days in which to elect in writing so to lease such space, in which event the lease for same shall commence not more than thirty (30) days after such space becomes vacant and shall be coterminous with this Lease.

    d. In the event Tenant declines or fails to elect so to lease such space, then the first Opportunity hereby granted shall automatically terminate and shall thereafter be null and void as to such space.

    e. It is understood that this First Opportunity shall not be construed to prevent any lessee in the Building from extending or renewing its lease.

    f. The First Opportunity hereby granted is personal to TCSI Corporation, a Nevada corporation, and is not transferable; in the event of any assignment or subletting under this Lease, the First Opportunity shall automatically terminate and shall thereafter be null and void.

The parties hereto have executed this Lease as of the dates set forth below.

TENANT                                      LANDLORD

TCSI Corporation, a Nevada                  COW HOLDINGS LIMITED, a Delaware
corporation                                 corporation

By: /s/ Paul A. Farmer                      By: /s/ Jonathan J. Feicht
   -------------------------------             --------------------------------
Its: CFO                                    Its: Assistant Secretary
    ------------------------------              -------------------------------
Date: 8/6/96                                Date: August 14, 1996
     -----------------------------               ------------------------------

By:
   --------------------------
Its:
    -------------------------
Date:
     ------------------------

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------

                                  EXHIBIT "A"

                          To Lease dated July 25, 1996
                                 by and between
         COW HOLDINGS LIMITED, a Delaware corporation, as Landlord, and
               TCSI Corporation, a Nevada corporation, as Tenant

                                   FLOOR PLAN

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------

                                  EXHIBIT "B"

                          To Lease dated July 25, 1996
                                 by and between
         COW HOLDINGS LIMITED, a Delaware corporation, as Landlord, and
               TCSI Corporation, a Nevada corporation, as Tenant

                                   SITE PLAN

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------

                                  EXHIBIT "C"

                          To Lease dated July 25, 1996
                                 by and between
         COW HOLDINGS LIMITED, a Delaware corporation, as Landlord, and
               TCSI Corporation, a Nevada corporation, as Tenant

                                  WORK LETTER

1. APPLICATION OF WORK LETTER

    Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in this Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Tenant Improvements") for the fitting out of the Premises, as more fully set forth herein.

2. LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

    a) Preliminary Space Plans. Within ten (10) days following full execution of this Lease by both Landlord and Tenant, Landlord's Architect shall prepare preliminary space plans for the Tenant Improvements (the "Preliminary Plans") which shall include, without limitation, sketches and/or drawings showing the location of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures, and other requirements mutually agreed upon by Landlord and Tenant as required for Tenant's use of the Premises. Tenant agrees to and shall promptly and fully cooperate with Landlord's Architect and shall supply all information Landlord's Architect deems necessary for the preparation of the Preliminary Space Plans. Tenant acknowledges that the Preliminary Space Plans shall be prepared by Landlord's Architect after consultation and cooperation between Tenant and Landlord's Architect regarding the proposed Tenant Improvements and Tenant's requirements. The costs associated with preparation of the Preliminary Space Plans shall be borne by Tenant and paid as set forth in Sections 5 and 6 of this Work Letter.

    b) Work Drawings. Within twenty (20) days following full execution of this Lease by both Landlord and Tenant, Landlord's Architect shall prepare working drawings (the "Workings Drawings") for the Tenant Improvements based upon the approved Preliminary Space Plans. The Working Drawings shall include architectural, mechanical and electrical drawings for the Tenant Improvements based on the Preliminary Space Plans. Notwithstanding the Preliminary Space Plans, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the city or county within which the Building is located or with insurance requirements for a fire resistive Class A building, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction. The costs associated with preparation of the Working Drawings shall be borne by Tenant and paid as set forth in Sections 5 and 6 of this Work Letter.

    c) Approval of Working Drawings. Landlord or Landlord's Architect shall submit the Working Drawings to Tenant for Tenant's review and Tenant shall notify Landlord and Landlord's Architect within three (3) business days after delivery thereof of any requested revisions. Within three (3) business days after receipt of Tenant's notice, Landlord's Architect shall make all approved revisions to the Working Drawings and submit two (2) copies thereof to Tenant for its final review and approval, which approval shall be given within two (2) business days thereafter. Concurrently with the above review and approval process, Landlord may submit all plans and specifications to city and/or other applicable governmental agencies in an attempt to expedite city approval and issuance of all necessary permits and Licenses to construct the Tenant Improvements as shown on the Working Drawings. Any changes which are required by city or other governmental agencies shall be immediately submitted to Landlord for Landlord's review and reasonable approval, and Landlord shall promptly notify Tenant of such changes.

    d) Schedule of Critical Dates. set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations for the design and construction of the Tenant Improvements. Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in this Work Letter. The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Tenant shall be deemed to have released Landlord to commence construction of the Tenant Improvements as set forth in Section 4 below.

Reference                               Date Due                                        Responsible Party
---------                               --------                                        -----------------
A.   "Preliminary Space                 Ten (10) days after full                        Tenant & Landlord
     Plan Approval"                     execution of this Lease

B.   "Working Drawings                  Twenty (20) days after full                     Landlord
     Completion"                        execution of this Lease

C.   "Working Drawings                  Three (3) business days after                   Tenant
     Review"                            Landlord submits the Working
                                        Drawings to Tenant

D.   "Working Drawings                  Three (3) business days after                   Landlord
     Revisions"                         Tenant returns the Working
                                        Drawings to Landlord

E.   "Final Approval                    Two (2) business days after                     Tenant
     Date"                              Landlord submits the revised
                                        Working Drawings to Tenant



                                               Landlord  /s/ JF   Tenant /s/ PF
                                                         ------          ------

3. BUILDING PERMIT

    After the Final Approval Date has occurred, Landlord shall, if Landlord has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

4. CONSTRUCTION OF TENANT IMPROVEMENTS

    After the Final Approval Date has occurred and a building permit for the work has been issued, Landlord shall, through a guaranteed maximum cost or fixed price (at Landlord's sole option) construction contract ("Construction Contract") with a reputable, licensed contractor selected by Landlord ("Contractor"), cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials. The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Section 5 and 6 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises.

5. TENANT IMPROVEMENT ALLOWANCE

    Landlord shall provide Tenant with a Tenant Improvement Allowance in the amount of Eighty-Two Thousand Nine Hundred One and 00/100 Dollars ($82,901.00) towards the cost of the design, purchase and construction of the Tenant Improvements, including without limitation design, engineering and consulting fees (collectively, the "Tenant Improvements Costs"). The Tenant Improvement Allowance shall be used for payment of the following Tenant Improvements Costs:

         (i) Preparation of the Preliminary Space Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation all fees charged by the city or other governmental agencies (including without limitation fees for building permits and plan checks) in connection with the Tenant Improvements work in the Premises;

         (ii) Construction work for completion of the Tenant Improvements as reflected in the Construction Contract;

         (iii) All contractor's charges, general conditions, performance bond premiums and construction management fees.

6. COSTS IN EXCESS OF TENANT IMPROVEMENT ALLOWANCE AT TENANT'S EXPENSE

    (a) Cost Approval. Tenant shall pay the excess of the Tenant Improvements Costs over the amount of the Tenant Improvement Allowance available to defray such costs. Concurrent with the plan checking referred to in Section 3 of this Work Letter, Landlord shall prepare and submit to Tenant a written estimate of the amount of the Tenant Improvements Costs and the amount of the Tenant Improvement Allowance available to defray such costs (after preparation of the Preliminary Space Plans and Working Drawings). Tenant shall approve or disapprove any such estimate by written notice to Landlord within three (3) business days after receipt thereof. If Tenant fails to notify Landlord of its disapproval within such three (3) business day period, Tenant shall be deemed to have approved such estimate. If such estimate exceeds the Tenant Improvement Allowance then still available and Tenant approves such estimate, Tenant's notice of approval shall include payment to Landlord for the full amount of such excess. If Tenant disapproves such estimate within the three (3) business day period, Tenant shall be required to direct Landlord and Landlord's Architect to amend the Working Drawings in a manner satisfactory to Landlord so as to reduce the estimated costs to an amount acceptable to Tenant, and any excess estimated costs remaining after such amendment shall be paid by Tenant in the manner described in the preceding sentence. Tenant shall additionally pay any costs resulting from such amendment and Tenant shall be liable for the delay in completing the Tenant Improvements and the increased costs, if any, resulting from such delay. If Tenant is unwilling or unable to amend the Working Drawings in a manner acceptable to Landlord, then Tenant shall be deemed to have approved of the estimate for the Working Drawings as prepared, and shall pay in full the amount of any excess estimated costs together with any costs arising from delay as a result of Tenant's action hereunder, in the manner hereinabove provided.

    (b) Final Costs. Within sixty (60) days after completion by Landlord of the Tenant Improvements, Landlord shall determine the actual final Tenant Improvements Costs and shall submit a written statement of such amount to Tenant. If any estimate previously paid by Tenant exceeds the amount due hereunder from Tenant for such work, such excess shall be refunded to Tenant. If any amount is still due from Tenant for such work, then Tenant shall pay such amount in full within ten (10) days after receipt of Landlord's statement.

7. CHANGE ORDERS

    Tenant may from time to time request and obtain change orders during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the exclusive obligation of Tenant, and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any, attributable to such requested change. Within three (3) days of the date of such estimated cost adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased cost, if any, attributable to such change order.

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------

Unless Tenant includes in its initial change order request that the work in process at the time such request is made to be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

8. TENANT DELAYS

    In no event shall the Commencement Date be extended or delayed due or attributable to delays due to the fault of Tenant ("Tenant Delays"). Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

         a) Tenant's failure to timely review and reasonably approve the Working Drawings or to promptly cooperate with Landlord's Architect and furnish information to Landlord for the preparation of the Preliminary Space Plans and Working Drawings;

         b) Tenant's request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant that the particular material, finish, or installation is not readily available promptly upon Landlord's discovery of same;

         c) Change orders requested by Tenant;

         d) Interference by Tenant or by Tenant's Agents with Landlord's construction activities;

         e) Tenant's failure to approve any other item or perform any other obligation in accordance with any by the dates specified herein or in the Construction Contract;

         f) Tenant's requested changes in the Preliminary Space Plans, Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

         g) Tenant's failure to approve written estimates of costs in accordance with this Work Letter; and

         h) Tenant's obtaining or failure to obtain any necessary governmental approvals or permits for Tenant's intended use of the Premises.

If the Commencement Date is delayed by any Tenant delays, whether or not within the control of Tenant, then the Commencement Date and the payment of Rent shall be accelerated by the number of days of such delay. Landlord shall give tenant written notice within a reasonable time of any circumstance that Landlord believes constitute a Tenant Delay.

9. TRADE FIXTURES AND EQUIPMENT

    Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date nor the payment of Base Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

10. FAILURE OF TENANT TO COMPLY

    Any failure of Tenant to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under this Lease. In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in this Lease.


                                   Landlord  /s/ JF     Tenant  /s/ PF
                                             ------             ------

                                  EXHIBIT "D"

                          To Lease dated July 25, 1996
                                 by and between
         COW HOLDINGS LIMITED, a Delaware corporation, as Landlord, and
               TCSI Corporation, a Nevada corporation, as Tenant

                             RULES AND REGULATIONS

1. The sidewalks, entrances, passages, concourses, ramps, courts, vestibules, stairways, corridors, or halls shall not be obstructed or used by Tenant or the employees, agents, servants, visitors or business of Tenant for any purpose other than ingress and egress to and from the Premises for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for delivery by Landlord.

2. No awnings, air conditioning units, fans or other projections shall be attached to the Building. No curtains, blinds, shades or screens shall be attached to or hung in or used in connection with, any window or door of the Premises or Building, without the prior written consent of Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be fluorescent, of a quality type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or Building or inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord and shall be of a size, color and style acceptable to Landlord.

4. The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by Tenant, nor shall any articles be placed on the windowsills. No showcases or other articles shall be put in front or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

5. The electrical and mechanical closets, water and wash closets, drinking fountains and other plumbing, electrical and mechanical fixtures shall not be used for any purposes other than those for which they are constructed, and no sweepings, rubbish, rags, coffee grounds, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, drilling of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not lay floor tile or other similar floor covering in the Premises, except with the prior approval of Landlord.

7. No portion of the Premises or the Building shall be used or occupied at any time for manufacturing, for the storage of merchandise, for the sale of merchandise, goods or property of any kind at auction or otherwise without the express consent of Landlord, or as sleeping or lodging quarters.

8. Tenant, Tenant's servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any hazardous waste, toxic, inflammable, combustible, caustic, poisonous or explosive fluid, chemical or substance.

9. No bicycles, vehicles, or animals of any kind (other than a seeing eye dog for a blind person), shall be brought into or kept by Tenant in or about the Premises or the Building.

10. Tenant shall not use or occupy or permit any portion of the Premises to be used or occupied as an office for offset printing or the possession, storage, manufacture, sale of liquor or narcotics, or as a barber or manicure shop, a labor office, a doctor's or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in the Lease and with the express consent of the Landlord. Tenant shall not engage or pay any employees on the Premises, except those actually working for such Tenant on said Premises.

11. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or Project or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. In no event shall Tenant, without the prior written consent of Landlord, use the name of the Building or Project or use pictures or illustrations of the Building or Project.

12. Any person in the Building will be subject to identification by employees and agents of Landlord. All persons in or entering Building shall be required to comply with the security policies of the Building. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property.

13. No additional locks or bolts of any kind shall be placed on any door in the Building or the Premises and no lock on any door therein shall be changed or altered in any respect without the consent of the Landlord. Landlord shall furnish two keys for each lock on exterior doors to the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys, either furnished to, or otherwise procured by Tenant, shall be returned to Landlord upon termination of this Lease. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times, and left locked when the Premises are not in use. Tenant shall not copy any keys.

14. Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation or accident in the Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

15. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others, without Landlord's prior permission.

16. No freight, furniture or bulky matter of any description will be received into the Building or Project except in such manner, during such hours and using such passageways as may be approved by Landlord, and then only upon having been scheduled at least two (2) working days prior to the date on which such service is required. Any hand trucks, carryalls, or similar appliances suited for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

17. Tenants, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building or Project.

18. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building or Project, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------
     or within the Building or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building without Landlord's prior written approval.

19. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

20. Tenant, its servants, employees, customers, invitees and guests shall, when using the parking facilities in and around the Building observe and obey all signs regarding fire lanes, no parking zones, visitor parking and handicapped zones, and when parking, always park between designated lines. Landlord reserves the right to tow away, at the expense of the owners, any vehicle which is improperly parked or parked in a "No Parking" zone. All vehicles shall be parked at the sole risk of the owners, and Landlord assumes no responsibilities for any damage or loss of vehicles. There shall be no overnight parking of any kind, without Landlord's prior written consent, which consent may be granted or withheld at Landlord's sole discretion.

21. Tenant shall not serve, nor permit the serving of alcoholic beverages in the Premises unless Tenant shall have procured Host Liquor Liability Insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord as an additional party insured.

22. The requirements of Tenant will be attended to only upon written application at the office of the Building. Employees shall not perform any work or do anything outside of the regular duties unless under special instructions from the office of Landlord.

23. Canvassing, soliciting and peddling in the Building or Project is prohibited and Tenant shall cooperate to prevent the same.

24. Except as otherwise explicitly permitted in its lease, Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine or permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord.

25.  Tenant shall at all times keep the Premises neat and orderly.

26. The regular business hours of the Building shall be between 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays. The Building shall be closed to the public on Sundays, and on New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, the Thanksgiving holiday and Christmas, and such other federal or state holidays as Landlord shall elect by notice to the Tenants.

                                              Landlord  /s/ JF   Tenant  /s/ PF
                                                        ------           ------

                                  EXHIBIT " E"

                          To Lease dated July 25, 1996
                                 by and between
         COW HOLDINGS LIMITED, a Delaware corporation, as Landlord, and
                TCSI Corporation, a Nevada corporation, as Tenant

                                 AMENDMENT NO.1

THIS AMENDMENT NO.1 ("Amendment") made as of the _ day of , 199_, by and between COW HOLDINGS LIMITED, a Delaware corporation ("Landlord"), and TCSI Corporation, a Nevada corporation, ("Tenant"),

                                    RECITALS

     A. Landlord and Tenant entered into that certain Deed of Lease dated , 19 [,as amended,] ([collectively,] the "Lease" ).

     B, Pursuant to Section 5.2 of the Lease, Tenant is obligated to pay Landlord for each Comparison Year the Tenant's Proportionate Share of the excess of the Project Operating Costs above the Project Operating Costs for the Base Year.

     C. Landlord and Tenant desire to amend the Lease to evidence the amount of the Project Operating Costs for the Base Year.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars (S10.00) cash in hand paid and other good and valuable consideration, the receipt and Efficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

     1. Recitals. The foregoing recitals are true and correct and are herein incorporated by this reference.

     2. Project Operating Costs. Landlord and Tenant hereby agree that, for all purposes of the Lease, the phrase "Project Operating Costs for the Base Year"
and similar phrases shall mean the sum of   Dollars ($   ), which amount
Landlord and Tenant further agree represents the actual Project Operating Costs
incurred in calendar year    .

     3. Interpretation. Except as otherwise provided herein, all terms and phrases herein shall have the same meaning as set forth in the Lease.

     4. Confirmation. Except as otherwise expressly modified by the terms of this Amendment, the Lease shall remain unchanged and in full force and effect. Nothing herein contained shall be deemed to waive Tenant's obligation to pay sums due Landlord from Tenant as of the date hereof. Tenant acknowledges that Landlord is not in default in the performance of any of its obligations under the Lease and that Tenant has no claims or setoffs of any kind against Landlord.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease Amendment to be executed as of the day and year first above-written by their duly authorized officers, intending to be legally bound hereby.

                                 LANDLORD:

                                 COW HOLDINGS LIMITED, a Delaware corporation

                                 By:___________________________________________
                                 Name:_________________________________________
                                 Its:__________________________________________

[Corporate Seal]

                                 TENANT:

                                 By:___________________________________________
                                 Name:_________________________________________
                                 Its:__________________________________________

[Corporate Seal]

                                 By:___________________________________________
                                 Name:_________________________________________
                                 Its:__________________________________________


                                                 Landlord /s/ JF  Tenant /s/ PF
                                                          ------         ------

                                 RIDER TO LEASE

                              DATED JULY 25, 1996
                                 BY AND BETWEEN
            COW HOLDINGS LIMITED, A DELAWARE CORPORATION, AS LANDLORD
                                       AND
                TCSI CORPORATION, A NEVADA CORPORATION, AS TENANT

This Rider, dated as of July 25, 1996, is attached to and made part of the above described Lease. Except as otherwise set forth in this Rider, all terms used in this Rider shall have the same meaning as when used in the foregoing portion of the Lease. To the extent of any inconsistencies between the foregoing provisions of the Lease and the provisions of this Rider, the former are hereby amended.

     1. Without limiting the generality of the foregoing, Tenant shall have no obligation to remediate any condition resulting from the presence of Hazardous Materials on or about the Premises unless the presence of such Hazardous Materials was caused by or on behalf of Tenant or its agents, contractors, employees or representatives. Further, Tenant shall have no obligation to remediate, correct or repair the Premises to comply with the Americans with Disabilities Act (the "ADA"), unless the alleged violation of the ADA resulted from Tenant's use of the Premises or the business conducted thereon or from the improvements on or about the Premises constructed by or on behalf of Tenant. Landlord hereby agrees to make all improvements, modifications and alterations required to be made prior to the Commencement Date in order to comply with ADA.

     2. Notwithstanding any provision of the Lease to the contrary, including without limitation Article 12: a) Tenant may, at the expiration of the term of the Lease, remove all removable fixtures placed in the Premises by Tenant and used in connection with Tenant's business, provided Tenant is not in default and repairs any damage caused by the installation or removal.

     3. Except to the extent expressly set forth herein, Landlord shall not be relieved of any liability of Landlord arising out of or related to Landlord's breach of this Agreement, or Landlord's negligence or willful misconduct. In addition, Tenant shall not be required to indemnify Landlord for any losses or liabilities arising from the conduct of persons other than Tenant or Tenant's representatives, agents, employees and contractors.

     4. Notwithstanding any provision of the Lease to the contrary, including without limitation Article 19, if, during the term of the Lease the Premises receive damage, the effect of which is to render the Premises untenantable for continued occupancy for a period of six (6) months or more, than Tenant may terminate this Lease upon written notice to Landlord, within ten (10) days after the expiration of the six (6) month period. If the damage is such that the Premises will not be untenantable for such period, or if neither party terminates this Lease as provided in the Lease and/or this Addendum, Landlord shall with due diligence repair or rebuild, excluding Leasehold Improvements and Tenant's Property, the Premises to the condition at least equal to that existing immediately prior to such damage, and the rent called for (including Tenant's share of Project Operating Costs, if payable) shall be equitably prorated and abated during the period commencing with the date of the casualty and continuing until such repairs are completed.

     5. Notwithstanding any provision of the Lease to the contrary, including without limitation Article 10, Tenant's acceptance of the Premises does not constitute acceptance or waiver of any latent defects therein; and Landlord agrees, upon discovery of any such latent defects, of which Landlord is notified within one (1) year of the Commencement Date, promptly to correct the same.

     6. Notwithstanding any provision of the Lease to the contrary, including without limitation Articles 11 and 19, Landlord shall not, in exercising its right of entry to the Premises or its right to use, repair or modify the common areas, materially and adversely affect Tenant's use or enjoyment of the Premises, in any unreasonable manner (i.e. in no event shall Landlord be required to pay overtime wages).

     7. Notwithstanding any provision of the Lease to the contrary, including without limitation Article 5, the term Project Operating Costs shall not include:

                                                 Landlord /s/ JF   Tenant /s/ PF
                                                         --------         ------

     (a) Expenses incurred in connection with (i) obtaining financing for the Premises or any property of which the Premises form a part; (ii) constructing improvements for Tenant or any other tenant of Landlord; (iii) procuring tenants (including commissions or legal fees); (iv) the negotiation, amendment, or termination of any lease (including unlawful detainer actions); or (v) proceedings against any specific tenant, unless one or more other tenant is benefited;

     (b) Any expenditure to the extent which Landlord has been reimbursed by insurance, by Tenant or by any third party;

     (c) Any depreciation or amortization on the Project;

     (d) Expenses in connection with services or other benefits of the type that Landlord is not obligated to provided to Tenant, but which are provided to other tenants of the Project;

     (e) Costs incurred to due to the violation by Landlord of the terms of any lease with Landlord affecting the Project to the extent the same would not be incurred absent the violation.

     (f) Overhead and profit increments paid to Affiliates of Landlord, or to any party as a result of a noncompetitive selection process, for management or other services with respect to the Project to the extent the cost exceeds the Fair Market Value of such services, supplies and materials;

     (g) Except to the extent expressly set forth herein, interest, principal or any other payment made with respect to any loans obtained by Landlord or any ground lease or underlying lease affecting the Project;

     (h) Rental incurred in leasing building service equipment ordinarily considered to be of a capital nature;

     (i) Accounting expenses relating to the ownership entity and non-related to the ownership or operation of the Project;

     (j) Any fines or penalties incurred due to violations by Landlord or any third party of any law;

     (k) Any fine and the cost of correcting any violations of law applicable to the design or construction of the Premises as of the date the building permit is issued, or any latent defects in the construction of the Premises;

     (l) Costs incurred to comply with any law (including ADA) to the extent of violations which were required to be cured prior to the Commencement Date;

     (m) Costs directly resulting from the negligence or intentional misconduct of Landlord or Landlord's agents to the extent such costs would not have been incurred absent such negligence or intentional misconduct;

     (n) Any cost or expense incurred in connection with the presence or alleged presence or remediation of any Hazardous Material on the Project not caused by Tenant or its agents; excluding, however, costs relating to Hazardous Materials utilized in the course of operating, maintaining or repairing the Building;

     (o) Except as otherwise permitted hereunder, the cost of maintenance, repairs or replacements to any structural parts of the Project.

     8. If Tenant disputes such statement, then Tenant may, by written notice within sixty (60) days after the delivery of the statement to Landlord, refer the dispute to binding arbitration of the dispute by a nationally recognized, independent firm of certified public accountants selected by the parties, or if the parties cannot agree to the selection of such firm, then such firm shall be appointed by the American Arbitration Association. Any adjustment to any previous payment of Operating Expenses shall be paid by Landlord or Tenant, as the case may be, within thirty (30) days after such accountants render their decision. If the accountants determine that the Landlord's statement overstated the total Operating Expenses by five (5%) percent or more, then Landlord shall bear the costs of all fees and expenses of the accountants. Otherwise, the Tenant shall bear the costs of all fees and expenses of the accountants.

     9. Consents. If a court of competent jurisdiction shall determine that one party unreasonably withheld or delayed such consent in bad faith, then that party shall be liable to the other party for the foreseeable damages resulting from such withholding or delay, if any.

                                      Landlord  /s/JF   Tenant  /s/PF
                                                -----           -----

     10. Rules and Regulations. Notwithstanding any provision of the Lease to the contrary:

     (a) In the event of any conflict between any new rule or regulation and the other terms of this Lease, the other terms of this Lease shall prevail.

     (b) Landlord agrees not to discriminate against the Tenant in the enforcement of the Rules and Regulations.

     (c) The rule or regulation alleged to have been violated was, at the time of the violation, which Landlord has made generally applicable to all comparable Tenants in the Project, throughout the Project.


                               LANDLORD:

                               COW HOLDINGS LIMITED, a Delaware corporation

                               By: /s/ Jonathan J. Feicht
                                  ---------------------------------------------
                               Name: /s/ Joanthan J. Feicht
                                    -------------------------------------------
                               Its: Assistant Secretary
                                   --------------------------------------------

[Corporate Seal]

                               TENANT:

                               /s/  TCSI
                               ------------------------------------------------
                               ------------------------------------------------

                               By: /s/ Paul Farmer
                                  ---------------------------------------------
                               Name: /s/ Paul Farmer
                                    -------------------------------------------
                               Its: CFO
                                   --------------------------------------------

[Corporate Seal]

                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Its:
                                    -------------------------------------------

                                              Landlord  /s/ JF   Tenant  /s/ PF
                                                        ------          -------